UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2015

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2015, the employment agreements between OraSure Technologies, Inc. (the “Company”) and each of the following executive officers were amended as described below (the “Amendments”):

Name	Title

• Douglas A. Michels	President and Chief Executive Officer

• Ronald H. Spair	Chief Financial Officer and Chief Operating Officer

• Jack E. Jerrett	Senior Vice President, General Counsel and Secretary

• Mark L. Kuna	Senior Vice President, Finance, Controller and Assistant Secretary

Pursuant to the Amendments, the employment agreements for each of the foregoing executives were amended to remove a provision requiring the Company to provide a gross-up to the executive for certain excise tax liability under Section 280G of the Internal Revenue Code. In addition, Mr. Michels’ employment agreement was amended to change a “single trigger” change of control severance provision to a “double trigger” severance provision. Copies of the Amendments are attached to this Report as Exhibits 99.1 through 99.4 and are incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Amendment No. 3 to Employment Agreement, dated as of March 27, 2015, between Douglas A. Michels and OraSure Technologies, Inc.

99.2	Amendment No. 3 to Employment Agreement, dated as of March 27, 2015, between Ronald H. Spair and OraSure Technologies, Inc.

99.3	Amendment No. 3 to Employment Agreement, dated as of March 27, 2015, between Jack E. Jerrett and OraSure Technologies, Inc.

99.4	Amendment No. 3 to Employment Agreement, dated as of March 27, 2015, between Mark L. Kuna and OraSure Technologies, Inc.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: March 31, 2015	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Description

99.1	Amendment No. 3 to Employment Agreement, dated as of March 27, 2015, between Douglas A. Michels and OraSure Technologies, Inc.

99.2	Amendment No. 3 to Employment Agreement, dated as of March 27, 2015, between Ronald H. Spair and OraSure Technologies, Inc.

99.3	Amendment No. 3 to Employment Agreement, dated as of March 27, 2015, between Jack E. Jerrett and OraSure Technologies, Inc.

99.4	Amendment No. 3 to Employment Agreement, dated as of March 27, 2015, between Mark L. Kuna and OraSure Technologies, Inc.